U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                          May 30, 2002 (April 8, 2002)
                          ----------------------------


                        STRATEGIC CAPITAL RESOURCES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


      0-28168                                                   11-3289981
      -------                                                   ----------
(Commission File No.)                                          (IRS Employer
                                                             Identification No.)


            7900 Glades Road
               Suite 610
          Boca Raton, Florida                                      33434
          -------------------                                      -----
(Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code: (561) 558-0165
                                                    --------------

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Item 5. Other Events

     Effective June 17, 2002, the Company will be undertaking a reverse stock split of its Common Stock pursuant to which each two hundred (200) shares of Common Stock issued and outstanding as of the record date of the Reverse Stock Split (April 8, 2002) will be combined and consolidated into one (1) share of Common Stock immediately following the Reverse Stock Split, thereby reducing the number of shares of the Company's Common Stock issued and outstanding.

     On April 8, 2002, the Company's Board of Directors and shareholders representing a majority of the shares of the Common Stock outstanding adopted an Amendment to the Company's Certificate of Incorporation to effect the Reverse Stock Split. In regard to this vote, Messrs. Miller and Wilson, two of the Company's directors, abstained from voting due to a perceived potential conflict of interest. This potential conflict arises out of these directors holding warrants to purchase shares of the Company's Common Stock. Pursuant to the previously established terms of these warrants, the number of shares underlying each warrant is not adjustable in the event of a reverse stock split.

     The Amendment will not change the par value designation of the Company's Common Stock.

Item 7(c).  Exhibits.

     99.1      Press Release Issued by Company relating to Reverse
               Stock Split


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          STRATEGIC CAPITAL RESOURCES, INC.



                                          By:s/ David Miller
                                             --------------------------------
                                              David Miller, CEO

Dated:  May 30, 2002


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Exhibit 99.1                                                      Media Contact:
------------                                                      Cary Greenberg
                                                                  (561) 558-0165

FOR IMMEDIATE RELEASE
---------------------
May 31, 2002

          STRATEGIC CAPITAL RESOURCES, INC. ADOPTS REVERSE STOCK SPLIT

     Boca Raton, FL -- Strategic Capital Resources, Inc. (OTC BB: "JJFN") today announced that it has adopted a reverse split of its Common Stock, $.001 par value per share pursuant to which each two hundred (200) shares of Common Stock issued and outstanding as of the record date of the Reverse Stock Split, April 8, 2002, will be combined and consolidated into one (1) share of Common Stock immediately following the reverse stock split. The effective date of the reverse stock split is June 17, 2002. Upon effectiveness of the reverse stock split, the trading symbol for the Company's Common Stock will be changed to "SCPI."

     David Miller, CEO and Chairman of the Company, explained the reason that the Company adopted this Reverse Stock Split was that "our Board of Directors believes that the relatively low per-share market price of our Common Stock impairs the acceptability of our Common Stock to certain members of the investing public, as well as the viability of our current business plan. Because of the current low price of our Common Stock, our credibility as a viable business enterprise is negatively impacted. Specifically, many analysts will not or are not permitted to initiate coverage on any securities that trade below $5.00. In addition, certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced securities. This factor also may limit the willingness of institutions to purchase our Common Stock at its current price levels."

     Over approximately the last three years, the Company has attempted to alleviate this problem by taking certain actions intended to cause the price of its Common Stock to increase, including implementation of a buyback program of its Common Stock. During this period, the Company purchased approximately 2,073,480 shares of its Common Stock at an approximate cost of $458,000. However, its efforts in this regard have not culminated in the desired result. Mr. Miller further stated that the Company "may in the future attempt to cause our Common Stock to become listed on a national exchange. These national exchanges have minimum listing and maintenance requirements. By undertaking the Reverse Stock Split, we believe that our opportunity to have our Common Stock listed on such a national stock exchange will be greatly enhanced". However, there can be no assurances that the Company will cause an application to be filed to list its Common Stock for trading on any national exchange, or if it does so, that its application will be accepted, despite the Reverse Stock Split.

     Strategic Capital Resources,  Inc. is currently engaged in the purchase and
leaseback  of  fully  furnished  model  homes,  as  well  as  the   acquisition,
development and sale of residential real estate.

                                      * * *

     Forward looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence upon third-party suppliers, intellectual property rights and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

                                      * * *

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